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                                                                    EXHIBIT 10.8


                     1998 EUROPEAN EQUITY COMPENSATION PLAN
                                       FOR
                            THE CONCOURS GROUP, INC.

         SECTION 1. PURPOSE. This European Equity Compensation Plan of The Concours Group, Inc. is intended as an incentive to attract and retain qualified and competent employees, consultants, advisors and directors for the Company and its Subsidiaries with respect to their European operations, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. The Plan is designed to meet this intent by offering cash incentives and other equity based incentive awards, thereby providing such individuals a proprietary interest in pursuing the long-term growth, profitability and financial success of The Concours Group, Inc. and its Subsidiaries.

         SECTION 2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "AWARD" OR "AWARDS" means an award or grant made to a Participant under Sections 4 through 6 of this Plan.

                  (b) "ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                  (c) "BOARD" shall mean the Board of Directors of the Company.

                  (d) "BUSINESS DAY" shall mean (i) if the Shares trade on a national exchange, any day that the national exchange on which the Shares trade is open or (ii) if the Shares do not trade on a national exchange, any day that commercial banks in the City of Houston are open.

                  (e) "COMMISSION" shall mean the Securities and Exchange Commission.

                  (f) "COMMITTEE" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to
         Section 10 hereof, and in the absence any appointment, the Board shall be the Committee.

                  (g) "COMMON STOCK" shall mean the Company's common stock, par value $.01 per share.

                  (h) "COMPANY" shall mean The Concours Group, Inc., a Delaware corporation, or any successor corporation.

                  (i) "DATE OF GRANT" shall mean the date on which an Option, SAR, or Restricted Award is granted to an Eligible Person pursuant to Sections 4 through 6 of this Plan.

                  (j) "DEFERRED COMPENSATION STOCK OPTION" means any Option granted pursuant to the provisions of Section 4 of the Plan that is specifically designated as such.

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                  (k) "DISABILITY" means permanent and total disability. An
         individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  (l) "DIRECTOR" shall mean a member of the Board.

                  (m) "ELIGIBLE PERSON(S)" in countries other than the United Kingdom and France shall mean those persons who are (i) under written contract, unless otherwise approved by the Committee (a "CONSULTING CONTRACT"), with the Company or a Subsidiary to provide consulting or advisory services to the Company or a Subsidiary (a "CONSULTANT"), (ii) Employees or (iii) members of the Board of Directors of the Company or a Subsidiary.

                      "ELIGIBLE PERSON(S)" in the United Kingdom shall mean those persons who are Employees.

                      "ELIGIBLE PERSON(S)" in France shall mean those persons who are (i) Consultants under a Consulting Contract with the Company or a Subsidiary, or (ii) Employees.

                  (n) "EMPLOYEE(S)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary and shall include executive directors of the Company or a Subsidiary.

                  (o) "FAIR MARKET VALUE" of a share on a particular date shall be the closing price of the Common Stock, which shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange (which for purposes hereof shall include the NASDAQ National Market System), the last reported sale price of Common Stock on such exchange as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on NASDAQ (other than on the National Market System) or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system or (iii) if neither clause (i) nor
         (ii) is applicable, the price as determined by the Board by any fair and reasonable means.

                  (p) "INTERNAL REVENUE CODE" or "CODE" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

                  (q) "NONQUALIFIED STOCK OPTION" shall mean a stock option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (r) "OPTION" OR "OPTIONS" (when capitalized) shall mean Award(s) to purchase shares of Common Stock granted pursuant to the provisions of Section 4 of this Plan.


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                  (s) "OUTSIDE DIRECTOR" shall mean a Director who qualifies as an "outside director" under the regulations promulgated under Section 162(m) of the Internal Revenue Code and as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, effective August 15, 1996.

                  (t) "PARTICIPANT" means an employee of the Company or a Subsidiary or individual who is performing services for either entity and who is granted an Award under this Plan.

                  (u) "PLAN" shall mean this 1998 European Equity Compensation Plan for The Concours Group, Inc.

                  (v) "RESTRICTED AWARD" means an Award granted pursuant to the provisions of Section 6 of this Plan.

                  (w) "RESTRICTED STOCK GRANT" means an Award of shares of Common Stock granted pursuant to the provisions of Section 6 of this Plan.

                  (x) "RESTRICTED UNIT GRANT" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 6 of this Plan.

                  (y) "SHARE(S)" shall mean a share or shares of the Common Stock of The Concours Group, Inc.

                  (z) "STOCK APPRECIATION RIGHTS" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of
         Section 5 of this Plan.

                  (aa) "SUBSIDIARY" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, on the Date of Grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         SECTION 3. COMMON STOCK SUBJECT TO THE PLAN. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan (the "PLAN MAXIMUM") shall be 600,000, subject to adjustment as provided in
Section 8 below. Common Stock issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. The following terms and conditions shall apply to Common Stock subject to the Plan:

         (a) In no event shall more than the Plan Maximum be cumulatively available for Awards under the Plan;

         (b) For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations (i) the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards (regardless


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of vesting) and (ii) the number of shares of Common Stock which equal the value of Restricted Unit Grants or Stock Appreciation Rights determined at the dates on which such Awards are granted;

         (c) If any Awards are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were previously subject to the Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of the Awards; and

         (d) Any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of an Option shall again be available for Awards under the Plan.

         SECTION 4. STOCK OPTIONS. An Option granted hereunder shall be either a Nonqualified Stock Option or a Deferred Compensation Stock Option as determined by the Committee at the Date of Grant of such Option and shall clearly state whether it is a Nonqualified Stock Option or a Deferred Compensation Stock Option.

         (a) Conditions for Grant of Options.

                  (i) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Participants shall be those persons selected by the Committee from Eligible Persons. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (ii) In granting Options, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Subsidiaries and such other factors as the Board shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee, the continued employment of the Participant for a specified period of time, or the entry into a Buy-Sell Agreement and/or Voting Trust with respect to shares received pursuant to the exercise of an Option, provided that such terms and conditions are not more favorable to an Participant than those expressly permitted herein.

                  (iii) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

                  (iv) The Committee in its sole discretion may delegate to the Chief Executive Officer of the Company any or all of its powers under this Plan with regard to the granting and administration of Options to Eligible Persons not subject to reporting under Section 16 of the Act.


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         (b) Exercise Price. The Option exercise price per share shall be determined by the Committee on the Date of Grant.

         (c) Exercisability.

                  (i) Nonqualified Stock Options shall be exercisable in installments as follows; provided, however, no Nonqualified Stock Options shall be exercisable prior to the first anniversary date of the Date of Grant (hereinafter, "ANNIVERSARY DATE"). Nonqualified Stock Options may be exercised as to twenty-five percent (25%) of the Shares covered by the Nonqualified Stock Options beginning on the first Anniversary Date; thereafter, an additional twenty-five percent (25%) of the Shares subject to the Nonqualified Stock Options shall be exercisable as of the Anniversary Date in each of the following three years except as otherwise provided in Section 7 below. The Committee may in its sole discretion accelerate the date on which any Nonqualified Stock Options may be exercised. In no event shall Nonqualified Stock Options be exercisable after the expiration of the day before the date which is ten (10) years from the Date of Grant.

                  (ii) Deferred Compensation Stock Options shall become exercisable in accordance with the terms of the grant thereof as established by the Committee.

         (d) Method of Exercise.

                  (i) Subject to the applicable exercise restrictions set forth in Section 4(c), an Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or a Subsidiary to withhold or account for in accordance with applicable tax requirements.

                  (ii) Unless further limited by the Committee in any Option, the exercise price of any Shares purchased shall be paid by any of the following methods:

                           (1) In cash, by certified or cashier's check, by
                  money order, by personal check (if approved by the Committee) of an amount equal to the aggregate purchase price of the Shares to which the exercise relates;

                           (2) If acceptable to the Committee, by delivery of
                  Shares already owned by the Participant, which Shares have an aggregate value of the Fair Market Value, as determined by the Committee in its sole discretion at the time of exercise, on the date received by the Company, together with any cash tendered therewith, equal to the purchase price of the Shares to which the exercise relates; or

                           (3) If acceptable to the Committee, by delivery to
                  the Company of an exercise notice that requests the Company to issue to the Participant the full number of Shares as to which the Option is then exercisable, less the number of Shares that have an aggregate Fair Market Value, as determined by the Committee in its sole


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                  discretion at the time of exercise, equal to the aggregate purchase price of the Shares to which such exercise relates. (This method of exercise allows the Participant to use a portion of the Shares issuable at the time of exercise as payment for the Shares to which the Option relates and is often referred to as a "cashless exercise." For example, if the Participant elects to exercise 1,000 Shares at an exercise price of $0.25 and the current Fair Market Value of the Shares on the date of exercise is $1.00, the Participant can use 250 of the 1,000 Shares at $1.00 per Share to pay for the exercise of the entire Option (250 x $1.00 = $250.00) and receive only the remaining 750 Shares.)

         (e) Restrictions on Method of Exercise. Notwithstanding the foregoing payment provisions, the Committee, in granting Options pursuant to the Plan, may limit the methods by which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Participant (other than the method of exercise set forth in Section 4(d)(i), if, in the opinion of counsel of the Company, (i) the Participant is or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Act and (ii) there is a substantial likelihood that the method of exercise selected by the Participant would subject the Participant to substantial risk of liability under Section 16 of the Act.

         (f) Transferability of Options. The Committee, in its sole discretion, may provide in the agreement governing any Nonqualified Stock Option or Deferred Compensation Option that such Options shall be transferable and, if so, the extent to which such Nonqualified Stock Options or Deferred Compensation Options are transferable.

         (g) Deferred Compensation Stock Options. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

             Amount of Compensation to be Deferred
             --------------------------------------    =        Number of Shares
             Fair Market Value - Stock Option Price

         Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program, or arrangement of the Company as permitted by the Committee.

         SECTION 5. STOCK APPRECIATION RIGHTS. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions, and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

         (a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine on the Date of Grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock


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Appreciation Right, or such other price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

         (b) Grant. A Stock Appreciation Right shall be granted separately. In no event will Stock Appreciation Rights and other Awards be issued in tandem whereby the exercise of one such Award affects the right to exercise the other.

         (c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, except that in no event shall a Stock Appreciation Right be exercisable prior to the first Anniversary Date of the Date of Grant. To the extent it is not inconsistent with any insider trading compliance policies that the Company may establish from time to time, the Committee, in its discretion, may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates, or that a Stock Appreciation Right may be exercised during only limited time periods.

         (d) Form of Payment. Payment to the Participant upon exercise of a Stock Appreciation Right may be made (i) in cash, by certified or cashier's check or by money order, (ii) in shares of Common Stock, (iii) in the form of a Deferred Compensation Stock Option, or (iv) any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, or with respect to payments contemplated in clauses (ii) and (iii) above, at the time of the exercise.

         SECTION 6. RESTRICTED AWARDS. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions, and may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

         (a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Section 6(d) below. Further, as a condition to the grant of Restricted Stock to any Participant who, at the Date of Grant has not been employed by the Company and has not performed services for the Company, the Committee shall require such Participant to pay at least an amount equal to the par value of the shares of Common Stock subject to the Restricted Stock Grant within thirty (30) days of the date of the grant, and failure to pay such amount shall result in an automatic termination of the Restricted Stock Grant.

         (b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of the units. Based on the discretion of the Committee at the time a Restricted Unit Grant is awarded to a Participant, a unit will have a value (i) equivalent to one share of Common Stock, or (ii) equivalent to the excess of the Fair Market Value of a share of Common Stock on the date the restriction lapses over the Fair Market Value of a share of


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Common Stock on the Date of Grant of the Restricted Unit Grant (or over such other value as the Committee determines at the time of the grant).

         (c) Grant of Awards. Restricted Awards shall be granted separately under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards, however, may not be granted in tandem with other Awards whereby the exercise of one such Award affects the right to exercise the other. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of the shares of Common Stock. The certificate shall be registered in the name of the Participant, shall be accompanied by a stock power duly executed by the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.

         (d) Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in the Awards, the Participant must continuously provide services for the Company or its Subsidiaries, subject to relief for specified reasons, for a period of not less than one (1) year commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("RESTRICTION PERIOD"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or the applicable portion thereof, as the case may be. Upon termination of a Participant's employment with the Company or any Subsidiary for any reason during the Restriction Period, all or a portion of the shares or units, as applicable, that are still subject to a restriction may vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

         (e) Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the units covered by the Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period (i) in cash, by certified or cashier's check or by money order, (ii) in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, (iii) in the form of a Deferred Compensation Stock Option, or (iv) in any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Award is granted, or with respect to payments contemplated in clause (i) and (ii) above, at the time the Award is settled.

         (f) Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as


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additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

         SECTION 7. TERMINATION OF EMPLOYMENT. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee, except as otherwise provided herein.

         (a) Termination by Death. If a Participant's employment by the Company or any Subsidiary terminates by reason of the Participant's death or if the Participant's death occurs within three months after the termination of his or her employment, any Award held by such Participant may thereafter be exercised, to the extent such Award otherwise was then exercisable by the Participant, by the legal representative of the Participant's estate or by any person who acquired the Award by will or the laws of descent and distribution, for a period of one year from the Participant's termination of employment (as contemplated in this Section 7(a)) or until the expiration of the stated term of the Award, whichever period is the shorter. Any right of exercise under a nonvested Award held by a Participant at the time of his or her death is extinguished and terminated.

         (b) Termination by Reason of Disability. If a Participant's employment by the Company or Subsidiary terminates by reason of Disability, any Award held by such Participant may thereafter be exercised by the Participant, to the extent such Award otherwise was then exercisable by the Participant, for a period of one year from the date of such termination of employment or until the expiration of the stated term of such Award, whichever period is the shorter; provided, however, that if the Participant dies within such one-year period, any unexercised Award held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of such death or until the expiration of the stated term of such Award, whichever period is shorter. Any right of exercise under a nonvested Award held by the Participant at the time of his or her termination by reason of Disability is terminated and extinguished.

         (c) Other Termination. If a Participant's employment by the Company or any Subsidiary is terminated for any reason other than retirement, any Award held by the Participant at the time of his or her termination shall be exercisable, to the extent otherwise then exercisable, for the lesser of three
(3) months from the date of such termination or the balance of the term of the Award, and any right of exercise under any nonvested Award held by a Participant at the time of his or her termination is terminated and extinguished, provided that the Committee may extend such Award for periods determined in its discretion; provided, however, that upon termination of employment, if the Participant continues to serve, or commences serving, as a director of the Company, then in such event any Awards may continue to be held by the Participant under the original terms thereof.

         (d) For purposes of the Plan, the transfer of an Employee's employment between the Company and any Subsidiary or between Subsidiaries shall not be deemed to be a termination of the Employee's employment.

         (e) Notwithstanding any other provisions set forth herein, if the Participant shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any Subsidiary, (ii) breach any covenant not to compete, or employment contract, with the Company or any Subsidiary, or (iii)


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engage in conduct that would warrant the Participant's discharge for cause
(excluding general dissatisfaction with the performance of the Participant's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any Subsidiary), any unexercised portion of Options held by the Participant shall immediately terminate and be void.

         SECTION 8. ADJUSTMENT OF SHARES.

         (a) If at any time while the Plan is in effect or unexercised Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event the Board, in its sole discretion, may make adjustments it deems appropriate to reflect such change with respect to:

                  (i) the maximum number of Shares which may be sold or awarded to any Participant;

                  (ii) the number of shares of Common Stock covered by each outstanding Award; and

                  (iii) the price per share in respect of the outstanding
         Awards.

         (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any corporate transaction.

         (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (d) Without limiting the generality of the foregoing, the existence of outstanding Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         SECTION 9. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any Awards unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any


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transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Award or Awards, or any law or regulation including, but not limited to, the following:

         (a) A representation, warranty or agreement by the Participant to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

         (b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         SECTION 10. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (the "COMMITTEE"), consisting of not less than two (2) members. The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated by the Commission under the Act or any successor rule and shall initially be comprised of two members of the Board, each of whom is an Outside Director.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

         (c) Subject to the express provisions of this Plan and any insider trading compliance policies that may be adopted by the Company from time to time, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Award; (ii) to construe the terms of this Plan or any Award; (iii) as provided in Section 8(a), upon certain events to make appropriate adjustments to the number of Shares and price per share subject to this Plan; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Section 10(c), and such determinations shall be final, binding and conclusive.

         (d) The Committee is expressly authorized to make modifications to the Plan as necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

         SECTION 11. GOVERNMENT REGULATIONS. This Plan, Awards and the obligations of the Company to sell and deliver Shares under any Awards, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         SECTION 12. MISCELLANEOUS.

         (a) The proceeds received by the Company from the sale of Shares pursuant to an Award shall be used for general corporate purposes.

         (b) The grant of an Award shall be in addition to any other compensation paid to the Participant or other plans of the Company or other benefits with respect to the Participant's position with or relationship to the Company or its Subsidiaries. The grant of an Award shall not confer upon the Participant the right to continue as an Employee or Consultant, or interfere in any way with the rights of the Company or a Subsidiary to terminate his status as an Employee or Consultant.

         (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Award, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company or a Subsidiary in respect of any claim, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, liability or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

         (d) Any issuance or transfer of Shares to an Participant, or to his legal representative, heir, legatee, distributee, or assign in accordance with the provisions of this Plan or the applicable Award, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Participant, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

         (e) Neither the Committee nor the Company or a Subsidiary guarantees Shares from loss or depreciation.

         (f) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Plan or any Award.

         (g) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee or the Board to be incorrect.

         (h) The Company or a Subsidiary shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

         (i) The Company and its Subsidiaries do not assume liability to any Participant or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Company, its Subsidiaries, the Committee or the Board.

         (j) Any action required of the Company or the Committee relating to this Plan or any Award shall be by resolution of the Company or Committee, respectively, or by a person authorized to act by resolution of the Company or Committee, respectively.

         (k) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.

         (l) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under an Award shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Section 13(l) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Section 13(l). The Company or the Participant may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Participant shall specify as its and his address for receiving notices the address set forth in the Award pertaining to the Shares to which such notice relates.

         (m) Any person entitled to notice under this Plan may waive such notice.

         (n) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

         (o) All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is validly preempted. The obligation of the Company to sell and deliver Shares under this Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares. The Committee is authorized to establish dispute resolution procedures, methods, and venue in its discretion.


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

         (p) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

         (q) The Company shall be entitled to recover from a Participant reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any agreement governing any Award, whether by an action to enforce specific performance, or an action for damages for its breach or otherwise.

         (r) A Participant may not derive any rights to any awards or grants under this Plan from the fact that awards or grants have been given to others, even if such persons are in comparable situations. Every Award made herein is voluntary and at the sole discretion of the Company, and does not, even in the case of repeated payments, give rise to any future claims.

         SECTION 13. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board may from time to time amend, suspend or terminate the Plan or any Award; provided, however, that no such amendment may alter any provision of the Plan or any Award without compliance with any applicable shareholder approval requirements promulgated under the Internal Revenue Code, if applicable, or by any stock exchange or market on which the Common Stock of the Company is listed for trading; and provided, further, that, except to the extent provided in Section 8, no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in any Award, substantially impair any Award previously granted to any Participant without the consent of such Participant.

         SECTION 14. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date set forth below, on which the date the Board of the Company adopted this Plan. The Plan shall terminate on the tenth anniversary of the effective date.


                                                       THE CONCOURS GROUP, INC.



                                                       -------------------------
                                                       Ron Christman, President


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